
Cl
NH2
HS
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H

ProPhase LABS

April 2023

Investor Presentation

ProPhaseLabs.com

NASDAQ: PRPH

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements relating to our strategy and business objectives. All statements other than statements of historical facts included in this presentation may be deemed to be forward-looking statements including statements regarding our strategy, plans, objectives and initiatives, including those related to our plans to expand our in-house clinical testing capabilities and genomics testing offerings and our plans to develop and commercialize Equivir, Equivir G (Rx), Linebacker (LB-1 and LB-2) and the BE-Smart diagnostic test. You can identify forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms, and similar expressions that convey uncertainty or future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements including risks related to consumer demand for our diagnostic and genomic services, the competitive environment, challenges relating to entering into new business lines, the failure to obtain and maintain the required regulatory approvals, our ability to collect payment for the diagnostic tests we deliver, general economic conditions and our ability to continue to execute on our business plan. Additional risks and uncertainties relating to our business can be found under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, as well as our other filings with the Securities and Exchange Commission. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development. The forward-looking statements contained in this presentation are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this presentation.

TED KARKUS, CHAIRMAN & CEO

Our best is yet to come.

"We believe we are destined to become a multibillion company. Our focused execution and smart diversification strategy have delivered stellar financial results, while the acquisition, licensing, and development of cutting-edge assets have billion-dollar potential. We're continuously improving. And our best is yet to come."



ProPhase LABS

THE FIVE DIVISIONS OF PROPHASE LABS



Nebula Genomics



ProPhase DIAGNOSTICS



ProPhase BIOPHARMA



Pharmaloz Manufacturing, Inc.


LEGENDZ
PROSTAFLOW

TK SUPPLEMENTS®

PERFORMANCE TRACK RECORD

2012

Turnaround

Ted Karkus, CEO, restructures and turns around the Company. Stock bottoms at $0.65 per share.

2017

Big Sale

Cold-EEZE cold remedy brand sold to Mylan Pharmaceuticals for $50m. ProPhase develops new line of dietary supplements; continues lozenge manufacturing business.

Beginning in 2018

Special Dividends

Long term shareholders well rewarded as Company pays $2.40 per share in special dividends between 2018 – 2022.

Q4 2020

Commenced CLIA Lab Services

Expanded into Covid-19 testing and within a short period built a substantial business with a 25,000 sq. foot state-of-the art CLIA lab in Garden City, NY.

2021

Commenced Genetic Sequencing

Acquisition of Nebula Genomics. Plan to leverage Food, Drug and Mass distribution and genomic sequencing in CLIA labs. Significant upside.

ProPhase LABS

PERFORMANCE TRACK RECORD CONTINUED

Q4 2021

Reported FY 2021 Results

Strong Rev and Earnings growth for FY2021 - Reported Net Rev of $79m vs. $14.5m for FY2020. FY2021 Net Income - $6.3m vs. net loss of $2.1m FY 2020. FY2021 Adj EBITDA $18.1m vs. ($307,000)[1] FY2020.

1. See Appendix A for reconciliation

Q2 2022

Laboratory Expansion & New Subsidiary

Announced expansion of CLIA lab to include traditional clinical testing capabilities. Initiated plans to expand in-house, B2B genomic testing. Formation of ProPhase BioPharma and licensed two potential broad based anti-virals, Equivir (Dietary Supplement) and Equivir G (Rx).

Q3 2022

Licensing of Biotech Compounds

Licensed Linebacker (LB-1 and LB-2) portfolio. Initial goal - develop LB-1 as anti-cancer agent co-therapy targeting PIM kinase receptors, a growth factor expressed in cancer.

Q4 2022

Collaboration with G42 Healthcare

Announced collaboration with G42 Healthcare, a subsidiary of G42, which launched a $10 billion tech fund. Also announced initial agreement to improve genomic sequencing capabilities. ProPhase, G42 Healthcare collaboration to explore creation of advanced genomic sequencing facility in U.S.

Collaboration with Dana-Farber

Announced two-year collaboration with Dana-Farber Cancer Institute to further the research and development of LB-1.

Acquisition of Esophageal Cancer Test

Announced acquisition of world-wide exclusive rights to the BE-Smart Esophageal Pre-Cancer diagnostic screening test and related intellectual property assets.

Q1 2023

Reported FY 2022 Results

Net Revenue: $122.6m vs. $79.0m 2021. Net Income: $18.5m vs. $6.3m 2021. Adjusted EBITDA: $38.6m vs. $17.1m.[1] 2021 Cash, cash equivalents and marketable equity securities of $17.4 million and working capital of $44.8 million.

1. See Appendix A for reconciliation

ProPhase LABS



Nebula Genomics

April 2023

Nebula Genomics

RIGHT TO WIN - PERSONAL GENOME SEQUENCING

Nebula Genomics

Mission: To usher in the era of personal genomics by providing access to affordable and secure Whole Genome Sequencing.

Nebula Genomics turns these breakthrough technologies into B2C and B2B products available around the globe.

Prof. George Church, co-founder of Nebula Genomics; Professor of Genetics at Harvard Medical School and Professor of Health Sciences and Technology at Harvard University and the Massachusetts Institute of Technology (MIT).

Contributed to the development of multiple DNA sequencing methods. In particular, molecular multiplexing approaches that enabled next-generation DNA sequencing as well as long-read nanopore sequencing.

Initiated the Personal Genome Project whose pioneering work contributed to the development of DNA sequencing and genome engineering technologies for which he received multiple awards including the 2011 Bower Award and Prize for Achievement in Science from the Franklin Institute and election to the National Academy of Sciences and Engineering.

Co-authored over 550 publications; more than 150 patents; authored the book, “Regenesis: How Synthetic Biology Will Reinvent Nature and Ourselves”; started over 20 companies.



"Genome sequencing is like the internet back in the late 1980s."

George M. Church
Professor - Harvard and MIT
Co-founder - Nebula Genomics

LEADERS IN
WHOLE GENOME SEQUENCING (WGS)

WGS - genetic sequencing technology obtains comprehensive data on every gene and chromosomes in DNA. Can be used to examine ancestry, health, diet, rare gene mutations and potential predisposition to disease.

Provides the consumer and business access to affordable and secure personalized genetic sequencing.

First WGS below $300; one of the largest direct-to-consumer WGS. Announced in March 2023 the lowest standard price of $249 for its direct-to-consumer WGS test.


$100M
$10M
$1M
$100k
$10k
$1k
$100
2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023
$299
$249

Per NIH - National Human Genome Research Institute

Nebula Genomics


Affordable whole-genome sequencing
Useful results and regular updates
Privacy-preserving technologies

ProPhase LABS

RIGHT TO WIN -
BEST INSIGHTS + TOOLS

4000+ published genetic studies, with new research every week **BUT ...**

1. They are hard to understand for the most.
2. And are locked behind paywalls.



12/2018
Colorectal cancer (Huyghe, 2018)
Intestines
Cancer
STUDY SUMMARY
Genetic variants in genes involved in transcription, cell signaling, and the immune system are associated with the risk of colorectal cancer.
YOUR RESULT
98th
PERCENTILE
Above average genetic predisposition to colorectal cancer
STUDY DESCRIPTION
Colorectal cancer occurs in either the colon or rectum, which are parts of the large intestine. It is the third most common cancer in the United States, but genetic risk factors of colorectal cancer remain poorly understood.
View Full Report

The Nebula Library keeps you informed about the latest genomic discoveries to help you learn how they might be relevant to you.

Accessible explanation of research findings
Updates every week
Personalization based on sequencing results
Polygenic scores



3/2020
Breast cancer (Shu, 2020)
Cancer
Breasts
STUDY SUMMARY
Discovery of 28 novel genomic regions associated with breast cancer risk.
YOUR RESULT
97th
PERCENTILE
Above average genetic predisposition to breast cancer
STUDY DESCRIPTION
Breast cancer is the second most commonly diagnosed cancer in the United States. Much research has been done to find genetic variants associated with predisposition to breast cancer. However, most studies have been conducted in women of European ancestry, potentially missing breast cancer-associated variants that are less common in Europeans.
View Full Report

For research, information and educational use only

NEBULA'S OMNI-CHANNEL GROWTH STRATEGY

Nebula Genomics

Collaboration with G42 Healthcare: Oct 2022, announced MOU with Nebula Genomics. G42 is a leading, Abu Dhabi-based artificial intelligence (AI) health-tech company.

- Explore several collaborative opportunities: genomic sequencing, artificial intelligence, sharing of genomic data insights, and obtaining certain advanced certifications.
- Entered into initial agreement expected to synergize the companies' sequencing capabilities to support globalization of G42 healthcare offerings.
- Explore creation of advanced genomic sequencing facility in the U.S.

Continuing to integrate genomic sequencing into the Company's CLIA-certified labs to provide faster turnaround time of results and reduce pricing.

Increased penetration of B2C and B2B channels (clinical testing, universities, research organizations, etc.).

Leverage distribution in over 40,000 food, drug and mass retail stores.

Actively pursuing opportunities to expand WGS capabilities and to co-develop ProPhase BioPharma: Linebacker, BE-Smart Esophageal Pre-Cancer diagnostic screening test, Equivir (Dietary Supplement) and Equivir G (Rx)



ProPhase LABS



ProPhase DIAGNOSTICS

April 2023

ProPhase Diagnostics

PROPHASE DIAGNOSTICS


ProPhase
LABS



Focused on providing a fully integrated diagnostic laboratory services with a complete clinical lab offering.

Operates two state-of-the-art, Clinical Laboratory Improvement Amendments (CLIA) accredited laboratories, New York (recently expanded to 30,000 sq. ft.) and New Jersey.

Recent expansion from upper respiratory testing to include other traditional clinical testing and genomics sequencing: Chemistry, Immunoassay, Hematology, Hemostasis, Urinalysis, and an array of genetic tests including whole genome sequencing.


NovaSeq 6000





ESOPHAGEAL ADENOCARCINOMA – ONE OF THE DEADLIEST CANCERS

Gastroesophageal Reflux Disease (GERD) occurs when stomach acid repeatedly flows back into the esophagus. This backwash (acid reflux) can irritate the lining of your esophagus. Many experience acid reflux from time to time; for some, GERD may trigger a change in the cells lining the lower esophagus causing **Barrett's Esophagus**.

Barrett's Esophagus is a condition in which the esophagus becomes damaged by acid reflux, which causes the lining to thicken and become red. It is associated with an increased risk of developing **Esophageal Adenocarcinoma**.

Patients with Barrett's Esophagus require regular checkups, careful imaging and extensive biopsies of the esophagus for precancerous cells (dysplasia). Histological analysis of biopsy samples can be subjective and difficult to differentiate in early stages, especially if other diseases are present.

Discovering pre-cancerous tissue in early and treatable stages may increase disease survival and decrease cost of care. As high as 40% of esophageal carcinoma is missed or found late leading to more unfavorable diagnosis.


GERD
Barrett's Esophagus
Esophageal Cancer

ESOPHAGEAL CANCER – ONE OF THE DEADLIEST AND MOST COMMON CANCERS

16,000+ Estimated Deaths in 2022[1] **in the U.S.**

79.4% - 5-Year Mortality Rate (2012-2018)[1]

20,000+ - Estimated New Cases in 2022[1]

The change in the annual incidence of EAC was 766.67% higher in 2017 compared to 1973[2]

6th leading cause of cancer related deaths; 8th most common cancer worldwide



esophagus
pancreas
lung
liver
stomach
colon
all
lymphoma
brain
breast
prostate
melanoma
92%
83%
71%
69%
44%
37%
33%
25%
22%
17%
12%
7%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Esophageal Adenocarcinoma
change in annual incidence %
800
700
600
500
400
300
200
100
0
−100
1975
1980
1985
1990
1995
2000
2005
2010
2015

1- - https://bit.ly/40ONuqt - Cancer Stat Facts: Esophageal Cancer
2- . https://bit.ly/3KGWGr9 - Epidemiology of early esophageal adenocarcinoma

BEsmart™ - ESOPHAGEAL PRE-CANCER DIAGNOSTIC

Initially developed by Dr. Christopher Hartley (Mayo Clinic), Dr. Joe Abdo (Georgetown University), Dr. Devendra Agarwal (Western University), Dr. Sumeet K. Mittal (Norton Thoracic Institute- St Joseph Hospital) as an early detection to identify and quantify multiple disease-specific biomarkers with high accuracy.



MAYO CLINIC
Routine Endoscopy for Patients with Barrett's Esophagus
Visible Barrett's Esophagus
Pinch biopsy of Barrett's Esophagus Collected and placed in Formalin or Fresh Fixative



Pinch Biopsy of Barrett's Esophagus
Sample
Preparation
Targeted Mass Spec 8 marker proprietary panel
Mass Spec Peak Signature (combined panel) Barrett's tissue indicative of carcinogenesis (Patient placed in low risk category)
Mass Spec Peak Signature (combined panel) Barrett's tissue not indicative of carcinogenesis (Patient placed in intermediate or high risk category)

BEsmart™ - TECH + GOALS

1

PREDICTION

Proteomic expression panel that can predict Barrett's progressing into cancer *(patent pending)*



Barrett's Esophagus

Esophageal Cancer

2

OPTIMIZATION

Proteomic panel for Esophageal Adenocarcinoma (EAC) to predict therapeutic efficacy of chemo and targeted therapy


Immunotherapy
Doxorubicin
PD-L1
Irinotecan
HER2
Lapatinib
Cetuximab
TOPO-I
Epirubicin
TOPO2A
Fluorouracil
TS
RFC
Leucovorin
ERCC1
TUBB3
Capecitabine
Paclitaxel
Oxaliplatin
Cisplatin
Taxol
Carboplatin
Targeted Therapy
Chemotherapy

3

PREVENTION

Proteomic panels to predict risk of developing Barrett's and guide new therapies of prevention



GERD

Barrett's Esophagus

ProPhase LABS

ESOPHAGEAL CANCER - OPPORTUNITY

Prevalence of GERD in the U.S ranges from 18.1% to 27.8% in North America (Census 303 million)[1]	~ 60 million
Prevalence of Barrett's Esophagus in the U.S. is 5.6% of the population (Census 303 million)[1]	~ 16 million
New Cases of Esophageal Adenocarcinoma in U.S. per year[1]	~ 20K
Endoscopy (upper) related to GERD and Barret's Esophagus average	~ 7 million
Endoscopy (upper) related to Barret's Esophagus average[1]	~ 2 million

Annual Tests	~2-7mm
Average Cost/Test	$1k-$2k
Total Addressable Market	**~2-14bn**

1 - Barrett Esophagus: Rapid Evidence Review | AAFP
Gastroesophageal Reflux Disease - StatPearls - NCBI Bookshelf (nih.gov)
Esophageal Cancer — Cancer Stat Facts
U.S. GI Endoscopy Volumes: Biggest Change is Increases in Upper Endoscopic Ultrasound - Endoscopy Campus (endoscopy-campus.com)
Management of Barrett's esophagus - American Gastroenterological Association

BEsmart™
NEAR TERM PATH TO COMMERCIALIZATION

2021-2022

- [x] Filed US Patent May 19, 2021
- [x] Initiated 1000 patient on STLA101 Assay with the Mayo Clinic.
- [x] Completed first ~200 tests.
- [x] Submitted and Presented Interim Study Results to ACG/ASCO-GI/SAGES/AACR/DDW 2022
- [x] Filed all patent applications for all significant International jurisdictions.US Patent

1H 2023

- [x] Initiated testing of additional specimens.
- [ ] LDT development - to be commercialized as RUO (research use only) test once 500 specimens tested. Clinical validation for Mass Spec as LDT (laboratory developed test) for RUO for non-insurance payers.
- [ ] FDA/GOV/Medicare & Medicaid consultant to initiate the evaluation and complete the cost benefit analysis toward obtaining CPT codes (reimbursement strategy).

2H 2023

- [ ] KOL expansion - UCAP conference, Focus groups – market to access key opinion leaders.
- [ ] Goal of 1,000 specimens to be studied in total. Specimens provided by Mayo Clinic to finalize pre-commercialization testing.
- [ ] LDT Payer Contracts - LDT assay approved for insurance reimbursement.

1H 2024

- [ ] Go to market strategy to commercialize BEsmart™ - partner with large diagnostic laboratory with a well-established sales force in the GI field. Working on global commercialization initiatives in parallel.



ProPhase BIOPHARMA

April 2023

ProPhase BioPharma

PROPHASE BIOPHARMA (PBIO) - NOVEL DRUGS + BIOTECH COMPOUNDS

Acquired exclusive, worldwide development and commercialization rights that were developed by Global Research and Discovery Group (GRDG) - scientific think tank and research organization working with: BARDA (Biomedical Advance Research Development Authority), DARPA (Studies and Defense Advanced Research Projects Agency) and the Potomac Institute to provide novel, multi-target therapeutics for challenging pharmacological needs.

Equivir (Dietary Supplement) and Equivir G (Rx), patented, compounds that have demonstrated potential activity against certain viruses associated with serious viral outbreaks. Trial completion expected in Q3 2023; will seek to launch Equivir as a dietary supplement in Q4 2023.

Linebacker™ patented portfolio (LB1 and LB2) for use in: cancer, inflammatory diseases or symptoms, memory-related syndromes, diseases or symptoms, including dementia and Alzheimer's Disease. Preliminary in-vitro screening tests have shown potential applicability to cancer as a co-therapy, bacterial and viral infections, and neurological and pain modulation. Announced two-year collaboration with Dana-Farber/Harvard to develop LB-1 as a cancer co-therapy.


EQ
Equivir


Linebacker™

ProPhase LABS

EQUIVIR™ PORTFOLIO- NOVEL POLYPHENOLS BLENDS FOR MEDS + SUPPLEMENTS

Equivir portfolio is designed to supplement the body and work by impeding virulence while also blocking multiple methods used by viruses to infect and replicate in host cells.

Blend of Polyphenols
Myricetin
Hesperidin
Piperine

PBIO conducting Equivir clinical trials with Vedic Lifesciences. Completion in Q3 2023


CISION
GRDG Sciences Announces Successful Antiviral Testing of Equivir Preparations Underway for Coronavirus Testing
Global Research & Discovery Group
Sciences
NEWS PROVIDED BY
Global Research & Discovery Group Sciences
Feb 25, 2020, 06:31 ET
BETHESDA, Md., Feb. 25, 2020 /PRNewswire/ --
Global Research & Discovery Group Sciences


BUSINESS DAILY MEDIA
Impact Biomedical Achieves COVID-19 Success with Equivir and 3F Biofragrance
Written by ACN Newswire - Press Releases
SeD
Singapore eDevelopment Ltd.
SINGAPORE, Jun 24, 2020 - (ACN Newswire) - Singapore eDevelopment Limited's (SeD; SGX:40V) wholly owned subsidiary Impact Biomedical Inc. has announced proven in vitro success with Equivir and 3F Biofragrance against COVID-19 in

ProPhase LABS

LB-1 CO-THERAPY WITH DOXORUBICIN

LB-1 Activity investigated as Co-therapy **with Doxorubicin** in cell line proliferation in-vitro study

Linebacker-1+Doxorubicin-Relatively Cell inhibition of vehicle control(%)

Dox（nM） LB-1（μM）	100	20	4	0.8	0.16	0
10000	62.97	45.89	45.16	44.60	44.68	45.28
2000	86.95	59.08	54.49	52.62	53.10	51.6
400	73.67	49.43	49.01	49.15	47.85	50.23
80	68.87	25.55	16.54	18.69	16.67	19.26
16	69.37	15.92	-2.16	-3.70	-2.43	0.17
0	69.66	23.23	-2.69	-2.14	-0.06	0.54


LB-1 and Doxorubicin combined effect on T47D proliferation
100
80
60
40
20
0
-20
0
0.16
0.8
4
20
100
0
80
2000
LB-1 concentration(μM)
-20-0 0-20 20-40 40-60 60-80 80-100

LB-1 alone inhibits cell proliferation at 69.66% at 100uM
Doxorubicin alone inhibits cell proliferation at 51.6% at 2000nM
LB-1 and Doxorubicin combined inhibits cell proliferation at 86.95% (100uM of LB1 + 2000nM Doxorubicin)

Doxorubicin is used in combination with other medications to treat certain types of bladder, breast, lung, stomach, and ovarian cancer; Hodgkin's lymphoma (Hodgkin's disease) and non-Hodgkin's lymphoma (cancer that begins in the cells of the immune system); and certain types of leukemia (cancer of the white blood cells), including acute lymphoblastic leukemia (ALL) and acute myeloid leukemia (AML, ANLL). Doxorubicin is also used alone and in combination with other medications to treat certain types of thyroid cancer and certain types of soft tissue or bone sarcomas (cancer that forms in muscles and bones). It is also used to treat neuroblastoma (a cancer that begins in nerve cells and occurs mainly in children) and Wilms' tumor (a type of kidney cancer that occurs in children). Doxorubicin is in a class of medications called anthracyclines. It works by slowing or stopping the growth of cancer cells in your body.

LINEBACKER™ PRE-CLINICAL DEVELOPMENT

Announced two-year collaboration with Dana-Farber/Harvard to develop LB-1 as a cancer co-therapy.

Intended as a therapy enhancer for traditional chemotherapeutic agents to both increase efficacy and decrease toxicity in current cancer treatments.

Provides year 1 and year 2 research plans and will examine the tumoricidal effects of the flavonoid/polyphenol. LB-1 will be co-administrated with chemotherapy agents in-vitro, in different cell lines, and in-vivo subcutaneous tumor models.

Dana-Farber Cancer Institute

ProPhase LABS

THE FOUR INITIAL TARGETS FOR INVESTIGATION OF LINEBACKER AS A POTENTIAL CO-THERAPY

PACLITAXEL

Paclitaxel (brand name Taxol) is among the most affordable and best-selling chemotherapy drugs, with annual sales over $1 billion.
https://bit.ly/3mjTEjb

DOXORUBICIN

The global market estimated at US$992.8m in 2020, projected to reach US$1.4 Billion by 2027, growing at a CAGR of 5.3% over the analysis period 2020-2027.
https://bit.ly/3nZeDIJ

CISPLATIN

The Cisplatin market revenue was $326 Million USD in 2019, and is projected to reach $547 Million USD in 2025, with a CAGR of 8.95% during 2020-2025.
https://bit.ly/40UApf4

TOPOTECAN

Manufactured by GlaxoSmithKline/Novartis as Hycamtin.



Pharmaloz
Manufacturing, Inc.

Pharmaloz Manufacturing

TK Supplements

PHARMALOZ MANUFACTURING - 3X CAPACITY ANTICIPATED IN 2024

One of the Largest, State-of-the-Art Lozenge Manufacturers in the U.S.

Contract Manufacturing: 60,000 sq. ft. climate-controlled facility on 12 acres operating under FDA 21 CFR 210 & 211 guidelines provides the ability to offer products for diversified needs.

Private Label: Partners with brokers and retailers to provide superior quality products

Marketing: Offers the ability to deploy various strategies to help customers market their products successfully

Research & Development: Works to develop and formulate customers' unique, best in class products

Currently operating at full-capacity: based on the current and projected demand, confident operations will continue at or near full capacity through 2024.

Current plans are to triple capacity entering 2024: Current demand will absorb 2024's capacity increase. Even after capacity expansion, confident manufacturing will continue at or near full capacity.


Pharmaloz
SHIPPING & RECEIVING
OFFICE
500

ProPhase LABS

TK SUPPLEMENTS®

a line of dietary supplements dedicated to providing clinically tested products for men's sexual health.


More Powerful Nitric Oxide Booster*
Works with the First Use*
LEGENDZ XL
MALE SEXUAL ENHANCEMENT*
CLINICALLY SHOWN*
10 CAPSULES
DIETARY SUPPLEMENT

LEGENDZ XL®

for male sexual enhancement.
Event based; clinically proven to promote blood flow in < 60min with first se.


DAILY ENERGY BOOSTER + TESTOSTERONE SUPPORT*
TRIPLE EDGE XL
ENERGY + STAMINA BOOSTER*
CLINICALLY SHOWN TO PROMOTE:
PHYSICAL ENERGY*
MENTAL ENERGY*
STAMINA*
SEXUAL PERFORMANCE*
56 CAPSULES
4 Week Supply

TRIPLE EDGE XL®

a daily energy and stamina booster
Daily support; clinically proven to improve physical and mental energy while promoting healthy testosterone levels.


PROSTATE + URINARY HEALTH*
super PROSTAFLOW+
NATURAL EXTRACTS
FULL SPECTRUM CRANBERRY
STANDARDIZED NETTLE ROOT
SUPPORTS PROSTATE HEALTH*
SUPPORTS URINARY HEALTH*
56 CAPSULES

SUPER PROSTAFLOW+™

a supplement to support prostate and urinary health

CURRENT DISTRIBUTORS

Walmart | Walgreens | CVS pharmacy | RITE AID | MEIJER


F
NH
N
H
HS
OH
HN
NH2

ProPhase LABS

Growth Strategy

ProPhaseLabs.com

NASDAQ: PRPH

BIOPHARMA PRODUCT PIPELINE


2023
2024
2025
2026
Equivir™
BEsmart™
Linebacker™
Esophageal Targeted Therapeutic Platforms
Discovery
Pre-clinical Dev
Clinical Dev/ Validation
Commercialization

Equivir
Dietary supplement to help maintain proper Immune function. Multi-Center Human clinical trials in progress to strengthen claims. Goal: commercialization Q4 2023.

BE-Smart
Break-through esophageal cancer pre-screening test. Potential to predict a high likelihood of contracting esophageal cancer earlier than current protocols to save countless lives. May also reduce the need and expense of unnecessary endoscopies in Barrett's Esophagus patients. Final validations are in progress to offer as LDT in Q4 2023. Goal to receive CPT codes for insurance reimbursement by Q1 2024.

Linebacker
LB-1 Cancer molecule that shows potential to improve current co-therapy treatments to several cancer lines. MTTP assay completed, Clonogenic assay shows LB1 is effective as monotherapy. Currently AI analysis and Xenograft (mouse studies) in progress.

Targeted Therapeutic Platforms
In discovery phase, several key proteins were discovered in study that shows significant spikes in protein over expression that was previously unkown to Esophageal Adenocarcinoma (EAC). One of these key overexpressed targets could potentially unlock a groundbreaking EAC therapeutic.

GROWTH & EXPANSION IN THE MENA REGION

Nebula Genomics

Oct 2022, announced collaboration through an MOU with Nebula Genomics and G42 Healthcare - a leading, Abu Dhabi-based artificial intelligence (AI) health-tech company.

Collaborative opportunities: genomic sequencing, AI, sharing of genomic data insights, and obtaining certain advanced certifications.

Expected to synergize the companies' sequencing capabilities to support globalization of healthcare offerings.

Exploring creation of advanced genomic sequencing facility in the U.S.

BEsmart™

Pursuing UAE based partnership for the initial diagnostic trial and extended clinical trial.

Commercialization/co-licensing throughout the MENA region.

Linebacker™

Pursuing a UAE based partnership to conduct human clinical trials.

ProPhase Diagnostics & Precision Medicine

Pursuing UAE partnership to establish a Precision Medicine, Performance and Wellness clinic - advanced clinical diagnostics, genomics, microbiome, physical/cognitive evaluations, etc.

Exploring co-development opportunities with UAE-based tech companies in genomics, healthcare, pharma, technology

Starting point is leveraging Nebula Genomics library and leveraging Nebula Genomics B2C test kit for retail stores.

Pharmaloz Manufacturing

Pursuing expansion of lozenge contract manufacturing to the UAE. Current production in the US for major brands including: Ricola (Switzerland).

Regional Headquarters – Abu Dhabi regional headquarters anticipated in June. Other Use of Proceeds Working Capital & General Corporate Purposes



ProPhase LABS

Financial Highlights

ProPhaseLabs.com

NASDAQ: PRPH

COMPANY SNAPSHOT

Stock Symbol	PRPH
Exchange	NASDAQ
Recent Price	$7.61 (a/o 04/20/2023)
52 Wk. Range	$6.31 - $15.25 (a/o 04/20/2023)
Market Cap	$133M (a/o 04/20/2023)
Shares Outstanding	17.1M
Free Float	13.26M
Insider Ownership	22.8%
Institutional Ownership	16.4%
Debt to Capital	18.6%
Average Daily Volume:	46K
Short Interest	2.34%*

*a/o 03/06/2023

ProPhase Labs is a next-generation biotech, genomics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We're revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially lifesaving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers.



Jul-01-2020
Sep-01-2020
Nov-01-2020
Jan-01-2021
Mar-01-2021
May-01-2021
Jul-01-2021
Sep-01-2021
Nov-01-2021
Jan-01-2022
Mar-01-2022
May-01-2022
Jul-01-2022
Sep-01-2022
Nov-01-2022
Jan-01-2023
Mar-01-2023

ProPhase LABS

STRONG THREE YEAR GROWTH & FINANCIAL PERFORMANCE

55% INCREASE

Net Revenue -
2022 - $122.6m
2021 - $79.0m

300% INCREASE

Net Income -
2022 - $18.5m
2021 - $6.3m

200% INCREASE

Adjusted EBITDA -
2022 - $38.6m
2021 - $17.1m

As of Dec 31, 2022
Cash, cash equivalents and marketable equity securities of $17.4m and working capital of $44.8m

**See Appendix A for Adjusted Ebitda reconciliation*
***All filed statement as of 3/31/2023*

For the Fiscal Period Ending (Currency USD)**	12 months Dec-31-2020A	12 months Dec-31-2021A	12 months Dec-31-2022A
Total Revenue	14.5	79.0	122.6
Growth Over Prior Year	47.0%	444.6%	55.2%
Gross Profit	4.6	42.0	70.7
Margin %	31.7%	53.1%	57.6%
Adj. EBITDA*	(0.3)	17.1	38.6
Margin %	(24.3%)	21.6%	31.5%
Net Income	(2.1)	6.3	18.5
Margin %	(14.6%)	7.9%	15.1%

ProPhase LABS

A HISTORY OF DIVIDEND RETURNS TO INVESTORS

Date	Amount
6/3/2022	$0.30
3/10/2022	$0.30
6/3/2021	$0.30
12/12/2019	$0.25
1/24/2019	$0.25
6/5/2018	$1.00

$2.70/share in Special Dividends in ~ 5 years

Summary Capitalization	
Basic Shares Outstanding[1]	17.2m
Options (WAEP: USD $5.35)[1]	2.8m
Warrants (WAEP: USD $8.23)[1]	0.9m
Fully Diluted Shares Outstanding[1]	18.0m
Market Capitalization[2]	$130.9m
Total Cash & Cash Equivalents[1]	$17.4m
Total Debt[1]	$7.0m
Enterprise Value[2]	$120.5m

- As of March 31, 2023

2. As of April 4, 2023

ProPhase LABS

PIER GROUP ANALYSIS: GENOMICS



Enterprise Value/ LTM Revenue

76%
DISCOUNT

PRPH 1.0x vs.
4.2x Pier Group Average

Pier Group Mean/Median LTM EBITDA Margin: (53.8%)/(50.6%) compared to **PRPH 23.1%.**

As of April 20, 2023

ProPhase LABS



Management & Board of Directors

ProPhaseLabs.com

NASDAQ: PRPH

EXECUTIVE MANAGEMENT

Ted Karkus
Chairman & CEO

Ted Karkus, CEO and Chairman of ProPhase Labs, drives the company's diverse and synergistic businesses with his successful track record in biomedical and health companies. He transformed ID Biomedical's strategy and valuation from $25 million to $1.4 billion sale to GlaxoSmithKline. As CEO of ProPhase Labs, he restructured the go-to-market strategy for the flagship product Cold-EEZE, turned around and significantly grew revenues, ultimately selling it for $50 million to Mylan.

ProPhase Labs is a fast-growing biotech, genomics and diagnostics company due to its commitment to growth, innovation, and execution excellence outlined in Ted's high growth roadmap. He pivoted into industry leading CLIA labs, and then further diversified by acquiring genomics leader Nebula Genomics. Constantly innovating, Ted then created ProPhase BioPharma to deliver antivirals, cancer tests and therapeutic cancer compounds. The new acquisitions and legacy businesses work to drive synergistic growth with multi-billion-dollar potential.

He holds a BS in Psychology from Tufts University with Magna Cum Laude Honors and an MBA in Finance from Columbia University School of Business with Beta Gamma Sigma Honors.



EXECUTIVE MANAGEMENT



Robert A Morse
CFO

Robert joined ProPhase Labs as Corporate Controller, served as Principal Financial Officer and Principal Accounting Officer prior to being promoted to CFO.

Prior to ProPhase Labs, Robert served as Global Controller and Chief Accounting Officer at multiple high-growth pre-IPO companies in the FinTech, EdTech and Asset Management sectors. He spent four years at MasterCard Worldwide and 10 years at The McGraw-Hill Companies and Standard & Poor's. He began his career with four years in public accounting including two years with Ernst & Young LLP.



Jason Karkus
President
ProPhase Diagnostics, Inc.

Jason drove explosive revenue growth at ProPhase Diagnostics, leading multiple areas including sales, business development, logistics operations, and account management. He oversaw the development of two CLIA-certified labs, generating approximately $200 million in revenues since 2021 and manages account managers and customer service reps who offer 24/7 service to exceed customer expectations. Jason now heads up business development for the rapid build-out of ProPhase's clinical and genomic businesses.

With a background in sales and development at top real estate firms, Jason is a graduate of the University of Maryland.



Alice Lioi
EVP/COO - ProPhase Diagnostics, Inc.
ProPhase BioPharma, Inc.

As head of all lab operations, Alice ensures high compliance standards, exemplary medical quality, service delivery, and client satisfaction with over 18 years of progressive laboratory leadership experience in both clinical and research. Prior to joining ProPhase, Alice was VP of Lab Operations at Quest Diagnostics, managed labs at Brookdale Hospital and Medical Center, and served as Administrative Director of Clinical and Anatomical Pathology Service at AdvantageCare Physicians, covering 36 medical facilities.

She graduated from SUNY Stony Brook with a Bachelor of Science in Clinical Laboratory Science and holds a NY State License as a Clinical Laboratory Technologist.



Sergio Miralles
EVP/CIO
ProPhase Diagnostics, Inc.

Sergio Miralles is an experienced IT Leader with over 12 years of experience in enterprise level Cybersecurity, Infrastructure, and Architecture. Sergio is responsible for ensuring a complete end-to-end technology solution that links its lab customers' patient data via an interface to efficiently process and report results.

Previously, Sergio founded and led a successful IT consulting firm overseeing 18 IT consultants. For the last five years, his primary focus has been on the medical, lab, and diagnostics business. Sergio holds several certifications from Cisco, ISC2, and CompTIA.



Sam Beeler
Chief Strategy Officer
Nebula Genomics

Sam is an accomplished healthcare executive with leadership experience spanning hospital-based medicine, multi-specialty private practice, clinical research, and community health. He has served in progressive enterprise leadership, strategy, and operations roles for The Advisory Board, Advantage Care Physicians, TeamHealth, PivotHealth and more. He is the co-founder of a disruptive clinical research and human performance lab with championship NFL, NHL, and MLB athletes, Olympic gold-medalists, Navy Seals, and high net-worth clientele. He was also appointed as Director of Health & Human Services for one of the most densely populated cities in the United States. Sam holds an MBA from Cornell SC Johnson Graduate School of Management, a Master of Science in Healthcare Policy & Research from Weill Cornell Graduate School of Medical Sciences, and a Bachelor's degree in Philosophy from Rutgers



Kamal Obbad
SVP, Director of Sales & Marketing
Nebula Genomics

Kamal is co-founder of Nebula Genomics. He received his undergraduate degree at Harvard University and did graduate studies in computer science as a Gates-Cambridge Fellow at the University of Cambridge. Prior to founding Nebula, Kamal led teams at Google.

For his work, Kamal has received multiple honors including being named to the Forbes 30 under 30 list.



Dr. Dennis Grishin
Chief Scientific Officer
Nebula Genomics

Dennis is co-founder of Nebula Genomics. He received a Ph.D. in genetics from Harvard University. For his work, Dennis was awarded multiple fellowships, including German National Academic Foundation Fellowship, and named a Forbes 30 Under 30 in Healthcare.

ProPhase LABS

BOARD OF DIRECTORS AND NEBULA ADVISORY BOARD

Jason Barr
Director

Jason M. Barr has been a member of our Board since June 2015. He is currently the General Counsel and Secretary of Ithaca Holdings, LLC, a music label, artist management and entertainment company based in Los Angeles. He previously was the Deputy General Counsel and Secretary of TRU Kids Inc., a global brand licensing company commercializing Toys R Us affiliated intellectual property.

Prior to this, Mr. Barr held various roles with Toys R. Us, Inc., the global toys and baby products retailer, including Vice President, Corporate Counsel and Secretary and the Senior Vice President, General Counsel and Secretary for Wayne Services Legacy Inc., the winddown agent of the Toys R Us, Inc. U.S. operations. He previously was the Senior Vice President, Chief Legal Officer and Secretary of LiveStyle, Inc. (f/k/a SFX Entertainment, Inc.), a global live events and media company. Prior to his employment with LiveStyle, Mr. Barr was a corporate and securities attorney at Reed Smith LLP in New York City. He also served as a member of the board of directors of Susquehanna Polling & Research, Inc. (SP&R). Mr. Barr graduated from Suffolk University Law School and received his bachelor's degree from Dickinson College.

Louis Gleckel, MD
Director

Louis Gleckel, MD, has been a member of our Board since June 2009. Dr. Gleckel co-founded ProHealth Care Associates, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, New York. At ProHealth, he is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on high-risk patients with complications from diabetes and heart disease. He was named to New York Magazine's Best Doctors list for three years, New York Metro Area Best Doctors list for 14 years and the 2008 Nassau County Best Doctors list. For over ten years Dr. Gleckel has been a team physician for the New York Jets and New York Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses.

Warren Hirsch
Director

Warren Hirsch has over 35 years of experience as a Certified Public Accountant. Mr. Hirsch owns and operates Warren Hirsch, CPA, which offers a full range of accounting, tax and small business consulting services. From 2000 to May 2019, Mr. Hirsch served as a registered representative of Royal Alliance, a national financial advisory firm. Mr. Hirsch graduated with a bachelor's degree in accounting from Hofstra University.

Dr. George Church
Advisory Board
Nebula Genomics

Along with being a co-founder at Nebula Genomics, Dr. George Church is also Professor of Genetics at Harvard Medical School and Director of PersonalGenomes.org. His 1984 Harvard Ph.D. included the first methods for direct genome sequencing, molecular multiplexing & barcoding. This led to the first genome sequence (pathogen, Helicobacter pylori) in 1994. His innovations have contributed to nearly all "next-generation" DNA sequencing methods and companies (CGI-BGI, Life, Illumina, Nanopore). His honors include election to NAS & NAE & Franklin Bower Laureate for Achievement in Science. He has co-authored 590 papers, 155 patent publications and one book (Regenesis).

Russ Altman, M.D., Ph.D.
Advisory Board
Nebula Genomics

Dr. Altman holds an A.B. from Harvard College, an M.D. from Stanford Medical School, and a Ph.D. in medical information sciences from Stanford University. He is board certified in internal medicine and clinical informatics. He received the Presidential Early Career Award for Scientists and Engineers and a National Science Foundation Faculty Early Career Development (CAREER) Program award. Russ is a fellow of the American College of Physicians (ACP), the American College of Medical Informatics (ACMI), the American Institute for Medical and Biological Engineering (AIMBE), and the American Association for the Advancement of Science (AAAS). He is a member of the National Academy of Medicine. He is a past president, founding board member, and a fellow of the International Society for Computational Biology (ISCB) and a past president of the American Society for Clinical Pharmacology and Therapeutics (ASCPT). He has chaired the science board advising the FDA commissioner, served on the NIH Director's Advisory Committee, and co-chaired the IOM Drug Forum.



Thank You

ProPhase LABS

ProPhaseLabs.com

TED KARKUS
Chairman & CEO
711 Stewart Ave., Suite 200
Garden City, NY 11530

INSTITUTIONAL INVESTOR RELATIONS
267-880-1111
investorrelations@prophaselabs.com

RETAIL INVESTOR RELATIONS
John Boidman
Renmark Financial Communications
514-939-3989
jboidman@renmarkfinancial.com



ProPhase LABS

APPENDIX

ProPhaseLabs.com

NASDAQ: PRPH

APPENDIX A
GAAP to Non-GAAP Reconciliation

We define EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding acquisition costs, other non-cash items, and other unusual or non-recurring charges (as described in the table below).

	For the years ended	
	December 31, 2022	December 31, 2021
GAAP net income (1)	$ 18,463	$ 6,273
Interest, net	611	506
Income Tax Expense (Benefit)	4,445	(968)
Depreciation and amortization	4,718	3,233
EBITDA	28,237	9,044
Acquisition costs (2)	—	674
Share-based compensation expense	3,986	3,183
Non-cash rent expense (3)	236	459
Bad debt expense	6,163	3,750
Adjusted EBITDA	$ 38,622	$ 17,110

(1)We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA measure the Company's operating performance without regard to certain expenses. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and the Company's computation of EBITDA and Adjusted EBITDA may vary from others in the industry. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP.

(2)Transaction cost related to the Nebula acquisition.

(3)The non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.